Exhibit 99.1

FOR IMMEDIATE RELEASE

August 14, 2025

Strategic Storage Trust VI, Inc. Reports Second Quarter 2025 Results

- Q2 Total revenues increased approximately 9.6% compared to the same period in 2024.

- Q2 Increased Same-Store Revenues by approximately 5.1% for the Quarter.

- Q2 Net loss attributable to common stockholders decreased approximately 46.4% compared to the same period in 2024.

- Q2 Increased Same-Store Net Operating Income ("NOI") by approximately 9.6% for the Quarter.

- YTD Total revenues increased approximately 10.3% compared to the same period in 2024.

- YTD Increased Same-Store Revenues by approximately 5.9% for the year.

- YTD Net loss attributable to common stockholders decreased approximately 30.1% compared to the same period in 2024.

- YTD Increased Same-Store Net Operating Income ("NOI") by approximately 11.5%.

- Decreased Same-Store Average Physical Occupancy by approximately 0.7%.

LADERA RANCH, CA – August 14, 2025 – Strategic Storage Trust VI, Inc. (“SST VI”), a publicly registered non-traded real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), announced operating results for the three and six months ended June 30, 2025.

"Q2 was another strong quarter of performance, underscoring the resilience of our business model and the continued demand for high-quality self-storage solutions." commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. "we achieved second quarter revenue growth of 9.6%, driven by strategic pricing initiatives and sustained occupancy levels across our portfolio. Year-to-date, our revenue has grown 10.3%, reflecting the strength of our operational execution and customer engagement in leasing up our non-stabilized properties. Our focus on operational efficiency also delivered solid results, with same-store NOI increasing 9.6% for the quarter and 11.5% year-to-date. These gains demonstrate our team’s commitment to driving value and optimizing asset performance. As we look ahead, we remain confident in our ability to deliver consistent growth and long-term value for our shareholders."

Key Highlights for the Three Months Ended June 30, 2025:

• Total revenues were approximately $7.7 million, an increase of approximately $0.7 million when compared to the same period in 2024.

• Increased same-store revenues and NOI by 5.1% and 9.6%, respectively, for the three months ended June 30, 2025 compared to the three months ended June 30, 2024.

• Decreased same-store average physical occupancy by approximately 0.7% to 92.2% as of June 30, 2025 from 92.9% as of June 30, 2024.

• Increased same-store annualized rent per occupied square foot by approximately 4.3% to $17.38 for the three months ended June 30, 2025 from $16.67 for the three months ended June 30, 2024.

Key Highlights for the Six Months Ended June 30, 2025:

• Total revenues were approximately $15.0 million, an increase of approximately $1.4 million when compared to the same period in 2024.

• Increased same-store revenues and NOI by 5.9% and 11.5%, respectively, for the six months ended June 30, 2025 compared to the six months ended June 30, 2024.

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

• Decreased same-store average physical occupancy by approximately 0.7% to 92.2% as of June 30, 2025 from 92.9% as of June 30, 2024.

• Increased same-store annualized rent per occupied square foot by approximately 4.0% to $17.20 for the six months ended June 30, 2025 from $16.54 for the six months ended June 30, 2024.

Opening of three joint venture development properties:

On April 16, 2025, SST VI announced the opening of an operating unconsolidated real estate venture located in York, Toronto. The property offers approximately 121,500 net rentable square feet of climate-controlled storage space, encompassing approximately 1,500 units.

On June 2, 2025, SST VI announced the opening of an operating unconsolidated real estate venture location in the Greater Montreal Area. The property, which is located in Dorval, Quebec, a suburb of Montreal, offers approximately 112,000 net rentable square feet of climate-controlled storage space, encompassing approximately 1,250 units.

On June 3, 2025, SST VI announced the opening of an operating unconsolidated real estate venture location in North York, Toronto. The property offers approximately 98,500 net rentable square feet of climate-controlled storage space, encompassing approximately 1,200 units.

Declared Distributions:

On June 27, 2025, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on July 1, 2025 and ending September 30, 2025. In connection with this distribution, stockholders who hold Class T and Class Y shares, will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

Suspension of Share Redemption Program:

On August 6, 2025, our board of directors approved the suspension of our share redemption program for stockholders who purchased Class P shares in the private offering and our share redemption program for stockholders who purchased Class A, Class T, Class W, Class Y and Class Z shares in the public offering (collectively, the “Share Redemption Program”) effective September 6, 2025, except with respect to redemption requests made in connection with the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder. Accordingly, all pending redemption requests in the third quarter or subsequent thereto - that were not made in connection with the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder will be not be redeemed. The Share Redemption Program shall remain suspended as discussed above until such time, if any, as our board of directors may determine.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of August 14, 2025, SST VI has a portfolio of 13 operating properties in the United States comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking); 11 properties with approximately 10,205 units and 1,067,715 rentable square feet (including parking) in Canada, joint venture interests in four operational and one development property in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Ontario.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA), is a self-managed REIT with a fully integrated operations team of more than 600 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of August 14, 2025, SmartStop has an owned or managed portfolio of 230 operating properties in 23 states, the District of Columbia, and Canada, comprising approximately 167,200 units and 18.7 million rentable square feet. SmartStop and its affiliates own or manage 44 operating self-storage properties in Canada, which total approximately 39,000 units and 3.9 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Real estate facilities:
Land	$113,089,669	$109,097,324
Buildings	386,244,539	375,539,122
Site improvements	14,005,509	13,655,534
	513,339,717	498,291,980
Accumulated depreciation	(34,668,838)	(27,645,170)
	478,670,879	470,646,810
Construction in process	15,192,125	9,144,864
Real estate facilities, net	493,863,004	479,791,674
Cash and cash equivalents	14,392,668	10,827,415
Restricted cash	1,777,999	6,738,149
Investments in unconsolidated real estate ventures	21,191,293	18,207,135
Other assets, net	8,464,984	13,564,907
Total assets	$539,689,948	$529,129,280
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Debt, net	$288,182,694	$274,056,356
Accounts payable and accrued liabilities	14,354,968	13,433,815
Distributions payable	4,433,422	4,409,505
Due to affiliates	18,899,515	13,877,191
Total liabilities	325,870,599	305,776,867
Commitments and contingencies
Redeemable common stock	10,212,876	10,279,772
Series B Convertible Preferred Stock, $0.001 par value; 150,000 shares authorized; 150,000 issued and outstanding at June 30, 2025 and December 31, 2024, with aggregate liquidation preferences of $153,122,671 and $153,148,361 at June 30, 2025 and December 31, 2024, respectively	148,599,723	148,599,723
Equity:
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,439,366 and 11,280,098 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	11,439	11,280
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,424,865 and 3,383,583 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	3,425	3,384
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,415,942 and 5,373,889 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	5,416	5,374
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 714,861 and 704,761 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	715	705
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 5,358,472 and 4,049,909 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	5,358	4,050
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 571,194 and 346,393 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	571	346
Additional paid-in capital	222,039,298	207,773,199
Distributions	(39,658,319)	(32,142,866)
Accumulated deficit	(127,679,168)	(111,392,263)
Accumulated other comprehensive loss	(4,552,685)	(4,432,786)
Total Strategic Storage Trust VI, Inc. equity	50,176,050	59,830,423
Noncontrolling interests in our Operating Partnership	(159,716)	225,081
Noncontrolling Series C Subordinated Units in our Operating Partnership	4,990,416	4,417,414
Total noncontrolling interest	4,830,700	4,642,495
Total equity	55,006,750	64,472,918
Total liabilities, temporary equity and equity	$539,689,948	$529,129,280

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Self storage rental revenue	$7,612,852	$6,946,834	$14,916,493	$13,524,421
Ancillary operating revenue	57,788	49,554	103,505	88,878
Total revenues	7,670,640	6,996,388	15,019,998	13,613,299
Operating expenses:
Property operating expenses	2,831,451	2,765,425	5,770,531	5,694,139
Property operating expenses – affiliates	1,331,452	1,287,048	2,571,719	2,567,643
General and administrative	1,678,129	1,593,060	3,381,937	3,147,798
Depreciation	3,280,079	3,172,390	6,398,481	6,347,622
Intangible amortization expense	—	838,548	—	1,878,146
Acquisition expense – affiliates	104,656	135,630	212,532	314,053
Other property acquisition expenses	43,058	49,801	57,078	103,842
Total operating expenses	9,268,825	9,841,902	18,392,278	20,053,243
Operating loss	(1,598,185)	(2,845,514)	(3,372,280)	(6,439,944)
Other income (expense):
Interest expense	(4,176,197)	(4,532,579)	(8,283,492)	(9,242,874)
Interest expense – debt issuance costs	(180,518)	(277,667)	(668,915)	(553,925)
Derivative fair value adjustment	-	147,357	(531,449)	1,763,673
Other income (expense)	(9,829)	157,331	69,183	345,149
Equity in loss of unconsolidated real estate ventures	(385,074)	—	(607,602)	—
Foreign currency adjustment	3,304,699	(1,151,535)	3,108,763	(3,357,638)
Net loss	(3,045,104)	(8,502,607)	(10,285,792)	(17,485,559)
Less: Distributions to preferred stockholders	(3,122,671)	(3,085,113)	(6,211,027)	(6,251,155)
Net loss attributable to the noncontrolling interests in our Operating Partnership	60,396	202,777	213,131	428,150
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(6,107,379)	$(11,384,943)	$(16,283,688)	$(23,308,564)
Net loss per Class P share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Net loss per Class A share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Net loss per Class T share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Net loss per Class W share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Net loss per Class Y share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Net loss per Class Z share—basic and diluted	$(0.23)	$(0.50)	$(0.63)	$(1.06)
Weighted average Class P shares outstanding—basic and diluted	11,409,948	11,163,181	11,385,103	11,150,159
Weighted average Class A shares outstanding—basic and diluted	3,409,389	3,369,755	3,399,741	3,360,831
Weighted average Class T shares outstanding—basic and diluted	5,405,833	5,322,378	5,396,180	5,291,281
Weighted average Class W shares outstanding—basic and diluted	712,450	695,344	709,961	687,983
Weighted average Class Y shares outstanding—basic and diluted	5,068,605	1,872,410	4,721,402	1,406,340
Weighted average Class Z shares outstanding—basic and diluted	480,721	143,445	424,038	114,803

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - three months ended June 30, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the three months ended June 30, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$3,543,957	$3,372,625	5.1%	$4,126,683	$3,623,763	N/M	$7,670,640	$6,996,388	9.6%
Property operating expenses(2)	1,409,158	1,424,364	(1.1)%	1,893,139	1,756,219	N/M	3,302,297	3,180,583	3.8%
Net operating income	$2,134,799	$1,948,261	9.6%	$2,233,544	$1,867,544	N/M	$4,368,343	$3,815,805	14.5%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,665		1,254,500	1,204,615		2,147,110	2,097,280
Average physical occupancy(4)	92.2%	92.9%	-0.7%	88.7%	83.4%	N/M	90.2%	87.5%	2.7%
Annualized rent per occupied square foot(5)	$17.38	$16.67	4.3%	N/M	N/M	N/M	$16.76	$16.31

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 and 247,900 square feet as of June 30, 2025 and 2024, respectively. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.2 million was primarily the result of decreased average physical occupancy of approximately 0.7% and an increase in revenue per occupied square foot of approximately 4.3% for the three months ended June 30, 2025 over the three months ended June 30, 2024.

Our same-store property operating expenses decreased by approximately $15,000 or 1.1% for the three months ended June 30, 2025 compared to the three months ended June 30, 2024.

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST VI defines as net income (loss), computed in accordance with GAAP, generated from properties, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST VI believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

VI believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SST VI’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Three Months Ended
	June 30, 2025	June 30, 2024
Net Loss	$(3,045,104)	$(8,502,607)
Adjusted to exclude:
Asset management fees(1)(2)	860,606	871,890
General and administrative	1,678,129	1,593,060
Depreciation	3,280,079	3,172,390
Intangible amortization expense	—	838,548
Acquisition expenses—affiliates	104,656	135,630
Other property acquisition expenses	43,058	49,801
Interest expense	4,176,197	4,532,579
Interest expense—debt issuance costs	180,518	277,667
Derivative fair value adjustment	—	(147,357)
Other income (expense)	9,829	(157,331)
Equity in loss of unconsolidated joint ventures	385,074	—
Foreign currency adjustment	(3,304,699)	1,151,535
Total property net operating income	$4,368,343	$3,815,805
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.3 million and $0.2 million for the three months ended June 30, 2025 and 2024, respectively.

Same-Store Facility Results - six months ended June 30, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the six months ended June 30, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$7,010,595	$6,618,986	5.9%	$8,009,403	$6,994,313	N/M	$15,019,998	$13,613,299	10.3%
Property operating expenses(2)	2,834,775	2,874,382	(1.4)%	3,852,034	3,627,421	N/M	6,686,809	6,501,803	2.8%
Net operating income	$4,175,820	$3,744,604	11.5%	$4,157,369	$3,366,892	N/M	$8,333,189	$7,111,496	17.2%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,665		1,254,500	1,204,615		2,147,110	2,097,280
Average physical occupancy(4)	92.2%	92.9%	-0.7%	88.7%	83.4%	N/M	90.2%	87.5%	2.7%
Annualized rent per occupied square foot(5)	$17.20	$16.54	4.0%	N/M	N/M	N/M	$16.52	$16.12

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 and 247,900 square feet as of June 30, 2025 and 2024, respectively. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.4 million was primarily the result of decreased average physical occupancy of approximately 0.7% and an increase in revenue per occupied square foot of approximately 4.0% for the six months ended June 30, 2025 over the six months ended June 30, 2024.

Our same-store property operating expenses decreased by approximately $40,000 or 1.4% for the six months ended June 30, 2025 compared to the six months ended June 30, 2024.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended
	June 30, 2025	June 30, 2024
Net Loss	$(10,285,792)	$(17,485,559)
Adjusted to exclude:
Asset management fees(1)(2)	1,655,441	1,759,979
General and administrative	3,381,937	3,147,798
Depreciation	6,398,481	6,347,622
Intangible amortization expense	—	1,878,146
Acquisition expenses—affiliates	212,532	314,053
Other property acquisition expenses	57,078	103,842
Interest expense	8,283,492	9,242,874
Interest expense—debt issuance costs	668,915	553,925
Derivative fair value adjustment	531,449	(1,763,673)
Other income (expense)	(69,183)	(345,149)
Equity in loss of unconsolidated joint ventures	607,602	—
Foreign currency adjustment	(3,108,763)	3,357,638
Total property net operating income	$8,333,189	$7,111,496
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.5 million and $0.4 million for the six months ended June 30, 2025 and 2024, respectively.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar ("CAD")/U.S. Dollar ("USD") exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;
•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;
•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
•
the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the risk factors included in Part II, Item 1A of our Form 10-Qs, copies of which may be obtained from our website at www.strategicreit.com.